EXHIBIT 99

COCA-COLA ENTERPRISES INC.

NEWS RELEASE

CONTACT:  Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.
REPORTS FOURTH-QUARTER AND FULL-YEAR 2006 RESULTS

•	Excluding certain items, comparable full-year 2006 EPS totaled $1.30, with full-year cash flow from operations less capital spending (free cash flow) of $758 million.

•	CCE announces strategic restructuring program to support implementation of key long-term initiatives essential in delivering sustainable growth and improving shareowner returns.

•	Full year loss of $2.41 per share includes non-cash impairment charge of $2.9 billion and other items impacting comparability.

ATLANTA, February 13, 2007 -- Coca-Cola Enterprises (NYSE: CCE) today reported a full-year 2006 net loss of $1.1 billion, or $2.41 per share. These results include a non-cash impairment charge of $2.9 billion, or $3.80 per share after tax, as well as previously announced restructuring charges, expense related to the impact of SFAS 123R (expensing of stock options), and net favorable tax items.
The non-cash impairment charge is the result of CCE’s annual impairment analysis in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” The charge is necessary to reduce the book value of the company’s North American franchise license intangibles to their estimated fair value.

    The following table provides a reconciliation of reported and comparable earnings per share:

	Fourth Quarter		Full Year
	2006	2005	2006	2 005

Reported (GAAP)	$(3.59)	$(0.12)	$(2.41)	$1.08
HFCS Litigation Settlement Proceeds	-	(0.01)	-	(0.07)
Hurricane Asset Write-offs	-	-	-	0.03
Franchise Impairment Charge	3.80	-	3.80	-
Restructuring Charges	0.02	0.06	0.09	0.11
Legal Settlements	0.02	-	0.02
SFAS 123R Expense	-	(0.01)	-	(0.06)
Gain on Asset Sale	-	-	-	(0.01)
Loss on Equity Securities	-	-	-	0.01
Debt Extinguishment Costs	-	0.01	-	0.01
Repatriation Tax Expense	-	0.27	-	0.27
Net Favorable Tax Items	(0.05)	(0.06)	(0.20)	(0.14)
Comparable Diluted Net Income Per Share (a)	$0.20	$0.14	$1.30	$1.23

(a) This non-GAAP financial information is provided to allow investors to more clearly evaluate operating performance and business trends.  Management uses this information to review results excluding items that are not necessarily indicative of ongoing results.

For the full year, consolidated revenues increased 6 percent, reflecting bottle and can volume improvement of 1 percent, net pricing per case growth of 2 percent and favorable currency translations. Comparable operating income, excluding the non-cash impairment charge, restructuring charges and other items, increased 5 percent. Pages 11 through 14 of this release provide a reconciliation of reported and comparable operating results.
These results reflect consistent operating improvement in Europe with comparable operating income growth of 3 percent. North America achieved full year comparable operating income growth of 4 percent despite weak carbonated soft drink (“CSD”) category trends and higher cost of goods. Overall cost of sales per case increased 3½ percent for the full year reflecting higher commodity costs and package mix shifts. Pricing and cost of sales per case results are currency neutral.
North America achieved consistent price improvement throughout the year with net pricing per case growth of 3 percent in the fourth quarter and 2½ percent for the full year. Volume results were affected by a price increase taken in the fourth quarter, resulting in a fourth quarter volume decline of 2½ percent. Full-year North American volume grew ½ percent as a low single-digit decline in CSDs was offset by double-digit growth in water and sports drinks.
In Europe, brand initiatives such as Coca-Cola Zero and the successful execution of World Cup marketing helped generate balanced volume and pricing growth for the year. Full-year volume grew 3½ percent and net pricing per case grew 1½ percent. For the fourth quarter, volume grew 5½ percent, with net pricing per case growth of 1½ percent. This improved performance reflected strong CSD growth in continental European territories.
“While we are pleased to finish 2006 slightly ahead of our revised expectations, our financial performance was below the level we believe our organization can produce over the long-term,” said John F. Brock, president and chief executive officer. “In 2007, we will strive to deliver the best results possible as we work through unprecedented cost pressures in North America that will limit our earnings performance.
“Going forward, we are focused on implementing a strategic, long-term business plan that will position our organization to excel in a dynamic and changing market environment,” Mr. Brock said. “Our senior leadership team has identified three strategic priorities that are essential to this transformation, and will enable us to realize the full potential of our powerful sales and distribution assets. These initiatives include:
•
“First, growing the value of our existing brands and expanding our product portfolio by strengthening our position in each beverage category and strategically broadening our presence in fast growing beverage groups;

-more-

•
“Second, transforming our go-to-market model and maximizing efficiency and effectiveness in ways that drive improved customer service and execution, embrace the most effective distribution channels for each of our products, and drive improved consistency and best practices across our organization;

•	“And, third, attracting, developing and retaining a highly talented and diverse workforce as we establish a winning and inclusive culture.
“We believe the implementation of these initiatives, combined with our restructuring plan, will enable us to build a high-performing company that will drive improving returns for our shareowners,” Mr. Brock said.
Restructuring
  In conjunction with our strategic plan, we will restructure segments of our corporate, North American and European operations.* Through this restructuring, we will enhance standardization and consistency in our operating structure and business practices. In North America, we will create a highly efficient supply chain and order fulfillment structure, and improve customer service by implementing new selling systems for many of our customers. This restructuring, coupled with certain transition costs, will result in a charge of approximately $300 million, with the majority of this expense recognized in 2007 and 2008. Management expects a net job reduction of approximately 5 percent of our total workforce, or approximately 3,500 positions.
Financial Outlook
Financial projections for 2007 are heavily influenced by an exceptionally high cost of goods increase in North America. North American cost of sales are expected to increase approximately 9 percent per case as compared to an average increase of 2½ percent over the past 5 years. This increase is the result of double-digit growth in

*European restructuring projects will be discussed with the appropriate employee representative bodies.

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the price of aluminum cans and high fructose corn syrup. Given this extraordinary cost environment, we expect 2007 earnings per diluted share will be down 5 percent to 10 percent versus comparable 2006 results. CCE expects another year of strong cash flow from operations less capital spending, with a total of more than $600 million, including cash restructuring expense. Capital spending will total approximately $1 billion in 2007. We expect our effective tax rate to be approximately 30 percent. Our 2007 guidance is currency neutral and excludes any potential impact from the adoption of FIN 48, “Accounting for Uncertain Tax Provisions.”
Going forward, management will focus on four key metrics in measuring the operating performance of the company and providing future financial guidance. Management considers growth in revenue, operating income, earnings per share and return on invested capital as critical elements in driving improved returns for shareowners. Management will continue to report volume, pricing growth and cost of sales performance on a quarterly basis and discuss the outlook for these items within the context of our four key metrics.
Long-Term Goals
As the company realizes the full benefits of its strategic plan, management expects to achieve long-term annual revenue growth in a range of 4 percent to 5 percent, operating income growth of 5 percent to 6 percent and high single-digit earnings per share growth. In addition, return on invested capital is expected to improve by 30 basis points or more annually.

Conference Call

    CCE will host a conference call with analysts and investors today at 10 a.m. ET. The call can be accessed through the company’s web site at www.cokecce.com.

    Coca-Cola Enterprises Inc. is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties statements found under Item 1 of Part I in our 2005 Annual Report, and under Item 1A of Part II in our third-quarter 2006 Form 10-Q.

# # #

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In Millions, Except Per Share Data)

Fourth Quarter
	2006 (a)	2005(b)	Change
Net Operating Revenues	$4,786	$4,495	6%
Cost of Sales	$2,918	2,727	7%
Gross Profit	1,868	1,768	6%
Selling, Delivery, and Administrative Expenses	1,604	1,562	3%
Franchise Impairment Charge	2,922	-
Operating (Loss) Income	(2,658)	206
Interest Expense, Net	161	163
Other Nonoperating Income, Net	2	2
(Loss) Income Before Income Taxes	(2,817)	45
Income Tax (Benefit) Expense	(1,106)	102
Net (Loss) Income	$(1,711)	$(57)
Basic Weighted Average Common Shares Outstanding	477	472
Basic Net (Loss) Income Per Share (c)	$(3.59)	$(0.12)
Diluted Weighted Average Common Shares Outstanding	477	472
Diluted Net (Loss) Income Per Share (c)	$(3.59)	$(0.12)

(a) Fourth-quarter 2006 net income includes net unfavorable items totaling $1.8 billion, or $3.79 per diluted common share. See page 11 of this earnings release for a list of these items.

(b) Fourth-quarter 2005 net income includes net unfavorable items totaling $123 million, or 26 cents per diluted common share. See page 11 of this earnings release for a list of these items.

(c) Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In Millions, Except Per Share Data)

	Full Year
	2006 (a)	2005 (b)	Change
Net Operating Revenues	$19,804	$18,743	6%
Cost of Sales	$11,986	11,185	7%
Gross Profit	7,818	7,558	3%
Selling, Delivery, and Administrative Expenses	6,391	6,127	4%
Franchise Impairment Charge	2,922	-
Operating (Loss) Income	(1,495)	1,431
Interest Expense, Net	633	633
Other Nonoperating Income (Expense), Net	10	(8)
(Loss) Income Before Income Taxes	(2,118)	790
Income Tax (Benefit) Expense	(975)	276
Net (Loss) Income	$(1,143)	$514
Basic Weighted Average Common Shares Outstanding	475	471
Basic Net (Loss) Income Per Share (c)	$(2.41)	$1.09
Diluted Weighted Average Common Shares Outstanding	475	476
Diluted Net (Loss) Income Per Share (c)	$(2.41)	$1.08

(a) Full-year 2006 net income includes net unfavorable items totaling $1.8 billion, or $3.71 per diluted common share.
See page 12 of this earnings release for a list of these items.

(b) Full-year 2005 net income includes net unfavorable items totaling $70 million, or 15 cents per diluted common share.
See page 12 of this earnings release for a list of these items.

(c) Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; In Millions)

	December 31,
	2006	2005
ASSETS
Current:
Cash and cash equivalents	$184	$107
Trade accounts receivable, net	2,089	1,802
Inventories	792	786
Current deferred income tax assets	230	313
Prepaid expenses and other current assets	396	387
Total Current Assets	3,691	3,395
Property, plant, and equipment, net	6,698	6,560
Goodwill	603	578
Franchise license intangible assets, net	11,452	13,832
Customer distribution rights and other
noncurrent assets, net	781	992
	$23,225	$25,357
LIABILITIES AND SHAREOWNERS’ EQUITY
Current:
Accounts payable and accrued expenses	$2,732	$2,639
Amounts payable to The Coca-Cola Company, net	218	180
Deferred cash receipts from The Coca-Cola Company	64	83
Current portion of debt	804	944
Total Current Liabilities	3,818	3,846
Debt, less current portion	9,218	9,165
Retirement and insurance programs and
other long-term obligations	1,423	1,300
Deferred cash receipts from The Coca-Cola Company,
less current	169	255
Long-term deferred income tax liabilities	4,057	5,106
Long-term amounts payable to The Coca-Cola Company, net	14	42
Shareowners’ equity	4,526	5,643
	$23,225	$25,357

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, In Millions)

	December 31,
	2006	2005
Cash Flows From Operating Activities
Net (loss) income	$(1,143)	$514
Adjustments to reconcile net (loss) income to net cash derived from operating activities:
Depreciation and amortization	1,012	1,044
Franchise impairment charge	2,922	-
Net change in customer distribution rights	35	29
Share-based compensation expense	63	30
Deferred funding income from The Coca-Cola Company	(105)	(47)
Deferred income tax (benefit) expense	(1,073)	78
Pension expense less than retirement plan contributions	(10)	(87)
Net changes in assets and liabilities, net of acquisition amounts	(122)	160
Other changes, net	11	(102)
Net cash derived from operating activities	1,590	1,619
Cash Flows From Investing Activities
Capital asset investments	(882)	(902)
Capital asset disposals	50	48
Acquisition of bottling operations, net of cash acquired	(106)	-
Other investing activities	(14)	-
Net cash used in investing activities	(952)	(854)
Cash Flows From Financing Activities
Increase (decrease) in commercial paper, net	387	(599)
Issuances of debt	696	1,541
Payments on debt	(1,617)	(1,756)
Dividend payments on common stock	(114)	(76)
Exercise of employee share options	73	40
Interest rate swap settlements and other financing activities	4	46
Net cash used in financing activities	(571)	(804)
Net effect of exchange rate changes on cash
and cash equivalents	10	(9)
Net Change In Cash and Cash Equivalents	77	(48)
Cash and Cash Equivalents at Beginning of Period	107	155
Cash and Cash Equivalents at End of Period	$184	$107

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

Reconciliation of Income (a)	Fourth-Quarter 2006
		Items Impacting Comparability
	Reported (GAAP)	HFCS Litigation Settlement Proceeds	Hurricane Katrina Asset Write-offs	Franchise Impairment Charge	Restructuring Charges	Legal Settle-ments	SFAS 123R Expense (b)	Gain on Asset Sale	Loss on Equity Securities	Debt Extinguish-ment Costs	Repatri-ation Tax Expense	Net Favorable Tax Items	Compar-able (non-GAAP)
Net Operating Revenues	$4,786	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$4,786
Cost of Sales	2,918	-	-	-	-	-	-	-	-	-	-	-	2,918
Gross Profit	1,868	-	-	-	-	-	-	-	-	-	-	-	1,868
Selling, Delivery, and Administrative Expenses	1,604	-	-	-	(14)	(14)	-	-	-	-	-	-	1,576
Franchise Impairment Charge	2,922	-	-	(2,922)	-	-	-	-	-	-	-	-	-
Operating (Loss) Income	(2,658)	-	-	2,922	14	14	-	-	-	-	-	-	292
Interest Expense, Net	161	-	-	-	-	-	-	-	-	-	-	-	161
Other Nonoperating Income (Expense), Net	2	-	-	-	-	-	-	-	-	-	-	-	2
(Loss) Income Before Income Taxes	(2,817)	-	-	2,922	14	14	-	-	-	-	-	-	133
Income Tax (Benefit) Expense	(1,106)	-	-	1,110	4	6	-	-	-	-	-	24	38
Net (Loss) Income	$(1,711)	$-	$-	$1,812	$10	$8	$-	$-	$-	$-	$-	$(24)	$95
Diluted Net (Loss) Income Per Share	$(3.59)	$-	$-	$3.80	$0.02	$0.02	$-	$-	$-	$-	$-	$(0.05)	$0.20

Reconciliation of Income (a)	Fourth-Quarter 2005
		Items Impacting Comparability
	Reported (GAAP)	HFCS Litigation Settlement Proceeds	Hurricane Katrina Asset Write-offs	Franchise Impairment Charge	Restructuring Charges	Legal Settle-ments	SFAS 123R Expense (b)	Gain on Asset Sale	Loss on Equity Securities	Debt Extinguish-ment Costs	Repatri-ation Tax Expense	Net Favorable Tax Items	Compar-able (non-GAAP)
Net Operating Revenues	$4,495	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$4,495
Cost of Sales	2,727	5	(2)	-	-	-	-	-	-	-	-	-	2,730
Gross Profit	1,768	(5)	2	-	-	-	-	-	-	-	-	-	1,765
Selling, Delivery, and Administrative Expenses	1,562	-	(2)	-	(48)	-	11	1	-	-	-	-	1,524
Franchise Impairment Charge	-	-	-	-	-	-	-	-	-	-	-	-	-
Operating (Loss) Income	206	(5)	4	-	48	-	(11)	(1)	-	-	-	-	241
Interest Expense, Net	163	-	-	-	-	-	-	-	-	(8)	-	-	155
Other Nonoperating Income (Expense), Net	2	-	-	-	-	-	-	-	-	-	-	-	2
(Loss) Income Before Income Taxes	45	(5)	4	-	48	-	(11)	(1)	-	8	-	-	88
Income Tax (Benefit) Expense	102	(2)	2	-	18	-	(5)	-	-	3	(128)	32	22
Net (Loss) Income	$(57)	$(3)	$2	$-	$30	$-	$(6)	$(1)	$-	$5	$128	$(32)	$66
Diluted Net (Loss) Income Per Share	$(0.12)	$(0.01)	$-	$-	$0.06	$-	$(0.01)	$-	$-	$0.01	$0.27	$(0.06)	$0.14

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

(b) On January 1, 2006, we adopted SFAS 123R and applied the modified prospective transition method. Under this method, we did not restate any prior periods. During the fourth quarter of 2006, we recorded additional compensation expense of  $9 million (pretax) as a result of adopting SFAS 123R.
If we had accounted for our share-based payment awards under SFAS 123R during the fourth quarter of 2005, our compensation expense would have been higher by approximately $11 million (pretax).

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)
Reconciliation of Income (a)	Full-Year 2006
	Items Impacting Comparability
	Reported (GAAP)	HFCS Litigation Settlement Proceeds	Hurricane Katrina Asset Write-offs	Franchise Impairment Charge	Restructuring Charges	Legal Settle-ments	SFAS 123R Expense (b)	Gain on Asset Sale	Loss on Equity Securities	Debt Extinguish-ment Costs	Repatri-ation Tax Expense	Net Favorable Tax Items	Compar-able (non-GAAP)
Net Operating Revenues	$19,804	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$19,804
Cost of Sales	11,986	-	-	-	-	-	-	-	-	-	-	-	11,986
Gross Profit	7,818	-	-	-	-	-	-	-	-	-	-	-	7,818
Selling, Delivery, and Administrative Expenses	6,391	-	-	-	(66)	(14)	-	-	-	-	-	-	6,311
Franchise Impairment Charge	2,922	-	-	(2,922)	-	-	-	-	-	-	-	-	-
Operating (Loss) Income	(1,495)	-	-	2,922	66	14	-	-	-	-	-	-	1,507
Interest Expense, Net	633	-	-	-	-	-	-	-	-	-	-	-	633
Other Nonoperating Income (Expense), Net	10	-	-	-	-	-	-	-	-	-	-	-	10
(Loss) Income Before Income Taxes	(2,118)	-	-	2,922	66	14	-	-	-	-	-	-	884
Income Tax (Benefit) Expense	(975)	-	-	1,110	22	6	-	-	-	-	-	95	258
Net (Loss) Income	$(1,143)	$-	$-	$1,812	$44	$8	$-	$-	$-	$-	$-	$(95)	$626
Diluted Net (Loss) Income Per Share	$(2.41)	$-	$-	$3.80	$0.09	$0.02	$-	$-	$-	$-	$-	$(0.20)	$1.30

Reconciliation of Income (a)	Full-Year 2005
		Items Impacting Comparability
	Reported (GAAP)	HFCS Litigation Settlement Proceeds	Hurricane Katrina Asset Write-offs	Franchise Impairment Charge	Restructuring Charges	Legal Settle-ments	SFAS 123R Expense (b)	Gain on Asset Sale	Loss on Equity Securities	Debt Extinguish-ment Costs	Repatri-ation Tax Expense	Net Favorable Tax Items	Compar-able (non-GAAP)
Net Operating Revenues	$18,743	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$ 18,743
Cost of Sales	11,185	53	(2)	-	-	-	-	-	-	-	-	-	11,236
Gross Profit	7,558	(53)	2	-	-	-	-	-	-	-	-	-	7,507
Selling, Delivery, and Administrative Expenses	6,127	-	(26)	-	(80)	-	48	8	-	-	-	-	6,077
Franchise Impairment Charge	-	-	-	-	-	-	-	-	-	-	-	-	-
Operating (Loss) Income	1,431	(53)	28	-	80	-	(48)	(8)	-	-	-	-	1,430
Interest Expense, Net	633	-	-	-	-	-	-	-	-	(8)	-	-	625
Other Nonoperating Income (Expense), Net	(8)	-	-	-	-	-	-	-	7	-	-	-	(1)
(Loss) Income Before Income Taxes	790	(53)	28	-	80	-	(48)	(8)	7	8	-	-	804
Income Tax (Benefit) Expense	276	(20)	11	-	30	-	(19)	(3)	3	3	(128)	67	220
Net (Loss) Income	$514	$(33)	$17	$-	$50	$-	$(29)	$(5)	$4	$5	$128	$(67)	$ 584
Diluted Net (Loss) Income Per Share	$1.08	$(0.07)	$0.03	$-	$0.11	$-	$(0.06)	$(0.01)	$0.01	$0.01	$0.27	$(0.14)	$ 1.23

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

(b) On January 1, 2006, we adopted SFAS 123R and applied the modified prospective transition method.
Under this method, we did not restate any prior periods. During the full year of 2006, we recorded additional compensation expense of $35 million (pretax) as a result of adopting SFAS 123R. If we had accounted for our share-based payment awards under SFAS 123R during the full year of 2005, our compensation expense would have been higher by approximately $48 million (pretax).

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

	Full-Year 2006
		Items Impacting Comparability
Reconciliation of Segment Income (a)	Reported (GAAP )	HFCS Litigation Settlement Proceeds	Hurricane Katrina Asset Write-offs	Franchise Impairment Charge	Restructuring Charges	Legal Settlements	SFAS 123R Expense(b )	Gain on Asset Sale	Compar-able (non-GAAP	)
North America	$(1,711)	$ -	$-	$2,922	$16	$-	$-	$-	$1,227
Europe	718	-	-	-	40	-	-	-	758
Corporate	(502)	-	-	-	10	14	-	-	(478)
Operating (Loss) Income	$(1,495)	$ -	$-	$2,922	$66	$14	$-	$-	$1,507

	Full-Year 2005
		Items Impacting Comparability
Reconciliation of Segment Income (a)	Reported (GAAP )	HFCS Litigation Settlement Proceeds	Hurricane Katrina Asset Write-offs	Franchise Impairment Charge	Restructuring Charges	Legal Settlements	SFAS 123R Expense(b)	Gain on Asset Sale	Compa-rable (non-GAAP	)
North America	$1,175	$ (53)	$28	$-	$40	$-		$(8)	$1,182
Europe	730	-	-	-	5	-	-	-	735
Corporate	(474)	-	-	-	35	-	(48)	-	(487)
Operating (Loss) Income	$1,431	$ (53)	$28	$-	$80	$-	$(48)	$(8)	$1,430

	Full Year
Segment Revenue
	2006	2005
North America	$14,221	$ 13,492
Europe	5,583	5,251
Net Operating Revenues	$19,804	$ 18,743

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends.
Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

(b) On January 1, 2006, we adopted SFAS 123R and applied the modified prospective transition method. Under this method, we did not restate any prior periods. During the full year of 2006, we recorded additional compensation expense of  $35 million (pretax)
as a result of adopting SFAS 123R. If we had accounted for our share-based payment awards under SFAS 123R during the full year of
2005, our compensation expense would have been higher by approximately $48 million (pretax).

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF NON-GAAP MEASURES

	Fourth-Quarter 2006 Change Versus			Full-Year 2006 Change Versus
	Fourth-Quarter 2005			Full-Year 2005
	Consolidated	North America	Europe	Consolidated	North America	Europe
Net Revenues Per Case
Change in Net Revenues per Case	6.5%	5.0%	9.5%	4.0%	4.0%	2.5%
Impact of Belgium Excise Tax Change	0.0%	0.0%	0.0%	0.0%	0.0%	0.5%
Impact of Customer Marketing and Other
Promotional Adjustments	0.5%	0.0%	2.0%	0.0%	0.0%	0.5%
Impact of Excluding Post Mix Sales, Agency Sales
and Other Revenue	(1.5)%	(1.5)%	(1.0)%	(1.0)%	(1.0)%	(0.5)%
Bottle and Can Net Pricing Per Case(a)	5.5%	3.5%	10.5%	3.0%	3.0%	3.0%
Impact of Currency Exchange Rate Changes	(2.5)%	(0.5)%	(9.0)%	(1.0)%	(0.5)%	(1.5)%
Currency-Neutral Bottle and Can
Net Pricing per Case(c)	3.0%	3.0%	1.5%	2.0%	2.5%	1.5%

Cost of Sales Per Case
Change in Cost of Sales per Case	7.0%	4.5%	12.5%	5.5%	6.0%	3.5%
Impact of Belgium Excise Tax Change	0.0%	0.0%	0.0%	0.0%	0.0%	0.5%
Impact of HFCS Litigation Settlement Proceeds in 2005	0.0%	0.0%	0.0%	(0.5)%	(0.5)%	0.0%
Impact of Excluding Bottle and Can
Marketing Credits and Jumpstart Funding	0.5%	0.5%	0.0%	1.0%	1.0%	0.0%
Impact of Excluding Post Mix Sales, Agency Sales
and Other Revenue	(1.5)%	(1.5)%	(1.0)%	(1.5)%	(2.0)%	(0.5)%
Bottle and Can Cost of Sales Per Case(b)	6.0%	3.5%	11.5%	4.5%	4.5%	3.5%
Impact of Currency Exchange Rate Changes	(3.0)%	(0.5)%	(9.0)%	(1.0)%	(0.5)%	(1.5)%
Currency-Neutral Bottle and Can
Cost of Sales per Case(c)	3.0%	3.0%	2.5%	3.5%	4.0%	2.0%

Physical Case Bottle and Can Volume
Change in Volume	0.0%	(1.5)%	5.5%	1.5%	1.0%	3.5%
Impact of Acquisitions	(0.5)%	(1.0)%	0.0%	(0.5)%	(0.5)%	0.0%
Comparable Bottle and Can Volume(d)	(0.5)%	(2.5)%	5.5%	1.0%	0.5%	3.5%

	Full-Year
Reconciliation of Free Cash Flow (e)	2006	2005
Net Cash From Operating Activities	$1,590	$1,619
Less: Capital Asset Investments	(882)	(902)
Add: Capital Asset Disposals	50	48
Free Cash Flow	$758	$765

	December 31,
Reconciliation of Net Debt (f)	2006	2005
Current Portion of Debt	$804	$944
Debt, Less Current Portion	9,218	9,165
Less: Cash and Cash Equivalents	(184)	(107)
Net Debt	$9,838	$10,002

(a)  The non-GAAP financial measure "Bottle and Can Net Pricing per Case" is used to more clearly evaluate bottle and can pricing trends in the marketplace.  The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment. Our bottle and can sales accounted for approximately 90 percent of our net revenue during the full-year 2006.

(b) The non-GAAP financial measure "Bottle and Can Cost of Sales per Case" is used to more clearly evaluate cost trends for bottle and can products. The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an understanding of the change in bottle and can ingredient and packaging costs.

(c) The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing per Case" and "Currency-Neutral Bottle
and Can Cost of Sales per Case" are used to separate the impact of currency exchange rate changes on our operations.

(d) "Comparable Volume" excludes the impact of acquisitions. The measure is used to analyze the performance of our business on a constant territory basis.

(e) The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(f) The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.